Exhibit 10.4

THIS CONSENT TO ASSIGNMENT AND GUARANTEE is made on 12th September, 2007

BY:

(1)	ANTIGENICS, INC., a Massachusetts corporation and wholly owned subsidiary of Antigenics, Inc. a Delaware corporation, having offices at 3 Forbes Road, Lexington, MA 02421(“Antigenics MA”); and

(2)	ELAN CORPORATION, PLC, an Irish public limited company having its principal executive offices at Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland (“Elan”); and

(3)	ELAN PHARMA INTERNATIONAL LIMITED, an Irish private limited company having its principal place of business at Monksland, Athlone, Co. Westmeath, Ireland (“EPIL”).

INTRODUCTION

(A)	Neuralab Limited, Elan Pharmaceuticals, Inc. (“EPI”) and Antigenics MA (as successor in interest to Aquila Biopharmaceuticals, Inc.) are parties to a License Agreement and a Supply Agreement each dated as of November 23, 1999, as amended (as so amended the “License Agreement” and the “Supply Agreement”).

(B)	Neuralab Limited and EPI now wish to assign (the “Assignment”) their rights, obligations and liabilities arising under the License Agreement and the Supply Agreement (including EPI’s unconditional guaranties of Neuralab Limited’s obligations under such Agreements) to EPIL and Section 12.2 of the License Agreement and Section 8.2 of the Supply Agreement require the prior written consent of Antigenics MA to effect the Assignment.

(C)	As a condition to Antigenics MA consenting to the Assignment, Elan has agreed to guarantee EPIL’s performance of its obligations under the License Agreement and the Supply Agreement (collectively, the “Agreements”).

The parties hereby agree as follows:

1.	CONSENT TO ASSIGNMENT

Antigenics MA agrees to the Assignment of the Agreements from Neuralab and EPI to EPIL, provided that EPIL agrees to assume all obligations and liabilities of Neuralab and EPI under the Agreements, including liabilities under the Agreements for causes of action arising based on activities conducted prior to the Assignment, and provided further that Elan provides the guarantee set forth below.

2.	ELAN GUARANTEE

Elan irrevocably and unconditionally guarantees to Antigenics MA as principal and not as surety the performance by EPIL and any affiliate of EPIL of all of EPIL’s obligations under the License Agreement and Supply Agreement and agrees to be jointly and severally liable for any breach of, or liability under, the License Agreement or Supply Agreement by any of them, including liabilities under the Agreements for causes of action arising based on activities of Neuralab or EPI, or their affiliates, conducted prior to the Assignment.

3.	GOVERNING LAW

This Consent to Assignment and Guarantee and all matters arising out of or in connection with it are governed by the law of the State of Delaware.

4.	ADMINISTRATIVE CHANGES TO THE AGREEMENTS

The reference to Neuralab and Elan at the address set forth in each of the Agreements is replaced with Elan Pharma International Limited (EPIL) at the address set forth above. In addition, all references to Neuralab and Elan in the Agreements shall be replaced with references to EPIL in the Agreements.

Section 12.11 of the License Agreement and Section 8.11 of the Supply Agreement are hereby deleted in their entirety and replaced with the following:

Notices.

Any notice or other communication given by either party hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) on the next business day after timely delivery to an overnight courier (postage prepaid), or (c) on the third business day after deposit in the mail (certified or registered mail return receipt requested, postage prepaid), in writing and delivered personally or by registered or certified mail to the following addresses.

If to Antigenics MA, to:

Antigenics, Inc.

3 Forbes Road

Lexington, MA 02421 USA

Attn: Director, Business Operations and

Resource Management, Development

With a copy to:

Antigenics Inc.

3 Forbes Road

Lexington, MA 02421 USA

Attn: Legal Department

If to EPIL, to:

Elan Pharma International Limited

Monksland, Athlone

Co. Westmeath, Ireland

Attn: V.P. Legal

Either party may, by notice given in accordance with this Section to the other party, designate another address or person for receipt of notices hereunder.

This Consent to Assignment and Guarantee may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

EXECUTED and delivered on the date written at the start of this Consent to Assignment and Guarantee.

ELAN CORPORATION, PLC	ANTIGENICS, INC.

By: /s/ Shane Cooke	By:	/s/ Karen H. Valentine
Name: Shane Cook	Name:	Karen H. Valentine
Title: Director	Title:	Vice President, Legal

ELAN PHARMA INTERNATIONAL LIMITED

By: /s/ William F. Daniel
Name: William F. Daniel
Title: Director